Exhibit 11

Boston Technology, Inc.
Statement of Weighted Shares used in Computation of Earnings Per Share (in thousands)


					    Three months ended October 31,            Nine months ended October 31,
							  1997            1996                      1997             1996
						------------     -------------            --------------     -----------
Common stock outstanding,
beginning of  period            27,296          25,033                      25,502         24,732

Weighted average common
stock issued                        69              56                       1,135            193


Weighted average common
stock equivalents                6,309           8,145                       6,582          7,991



Weighted average treasury
shares acquired using
the treasury stock method       (4,071)         (5,090)                     (4,846)        (5,093)
					      -----------     -------------               ------------  ------------
Weighted average shares of
common stock outstanding        29,603          28,144                      28,373         27,823
						   ===========     ==============              ============  ============